EXHIBIT 10.1(A)

                                 PROMISSORY NOTE

$300,000.00                       Houston, Texas                   June 14, 2000


      FOR VALUE RECEIVED, the undersigned, Gary H. Martin and William R. Massey (the "Borrowers") JOINTLY AND SEVERALLY PROMISE TO PAY to the order of Industrial Holdings, Inc., a Texas corporation (the "Lender"), in Houston, Harris County, Texas, the sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00), in lawful money of the United States of America and in immediately available funds. No interest shall accrue on the principal amount, EXCEPT THAT in the event of default in payment herein provided, interest shall accrue on the unpaid principal amount in the manner set forth below. All outstanding principal shall be due and payable in full on September 1, 2000 (the "Maturity Date").

      At any time before the Maturity Date, the Borrowers may prepay all or any part of this Note without any penalty.

      An "Event of Default" shall occur hereunder if (i) the Borrowers fail to make any payment herein required, (ii) the Borrowers breach any covenant or agreement in that certain Stock Purchase Agreement dated June 13, 2000 but effective as of April 1, 2000 by and among the Lender, Blastco Services Company ("Blastco") and the Borrowers, (iii) Blastco fails to make any payment required in that certain Promissory Note dated as of even date herewith in the principal amount of $200,000 payable to OF Acquisition, L.P. or (iv) Blastco fails to make any payment required in that certain Promissory Note dated as of even date herewith in the principal amount of $500,000 payable to the Lender. If an Event of Default occurs, this Note shall become automatically due and payable without notice and interest shall accrue on the unpaid principal amount at a rate of 15% per annum. Any such interest charges will be calculated on the amount of unpaid principal on the actual number of days from the date of the Event of Default until full payment of the unpaid principal amount herein required on the basis of a 365-day year.

      It is agreed that time is of the essence of this Note.

      Borrowers hereby jointly and severally agree to pay all expenses incurred, including reasonable attorneys' fees, all of which shall become a part of the principal hereof, if this Note is placed in the hands of an attorney for collection or if collected by suit or through any probate, bankruptcy, or legal proceedings.

      It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary in this Note, or in any of the

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documents securing payment hereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum non-usurious rate permitted by applicable law from time to time in effect as such law may be interpreted, amended, revised, supplemented or enacted (the "Maximum Rate"). If any such excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note or in any of the documents relating hereto, then in such event (1) the provisions of this paragraph shall govern and control, (2) neither the Borrowers, nor their heirs, legal representatives, successors or assigns nor any other party liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to the Borrowers, and (4) the provisions of this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the Maximum Rate. For the purposes of determining the Maximum Rate, all interest payments with respect to this Note shall be amortized, prorated and spread throughout the full term of the note so that the effective rate of interest on account of this Note is uniform throughout the term hereof.

      Each maker, surety, guarantor, and endorser (i) waives demand, grace, notice, presentment for payment, notice of intention to accelerate the maturity hereof and protest, (ii) agrees that this Note may be renewed, and the time of payment extended from time to time, without any notice and without releasing any of the foregoing, and (iii) agrees that without notice or consent from any maker, surety, guarantor, or endorser, the Lender may release any party who might be liable for this Note.

      The Borrowers represent and warrant that this loan is for business, commercial, investment, or similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

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      EXECUTED as of the date first set forth above.

                                                /S/ GARY H. MARTIN
                                                    GARY H. MARTIN

                                                /S/ WILLIAM R. MASSEY
                                                    WILLIAM R. MASSEY

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